CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 333-75786 on Form N-1A of our report dated December 30, 2013, relating to the financial statements and financial highlights of Alpine Series Trust (the “Trust”), comprised of Alpine Dynamic Dividend Fund, Alpine Accelerating Dividend Fund, Alpine Financial Services Fund, Alpine Innovators Fund, Alpine Transformations Fund and Alpine Foundation Fund, appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
February 28, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 38 to Registration Statement No. 333-75786 on Form N-1A of our report dated December 30, 2013, relating to the financial statements and financial highlights of Alpine Equity Trust (the “Trust”), comprised of Alpine International Real Estate Equity Fund, Alpine Realty Income & Growth Fund, Alpine Cyclical Advantage Property Fund, Alpine Emerging Markets Real Estate Fund, Alpine Global Infrastructure Fund and Alpine Global Consumer Growth Fund, appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
February 28, 2014